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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ----------------


                                   FORM 8-K
                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)    August 4, 1999
                                                  ----------------------



                         McNAUGHTON APPAREL GROUP INC.
            (Exact name of registrant as specified in its charter)




            Delaware                       0-23440           13-3747173
------------------------------------  ----------------   ------------------
     (State or other jurisdiction     (Commission File    (I.R.S. Employer
 of incorporation or organization)        Number)        Identification No.)



            463 Seventh Avenue
              New York, N.Y.                             10018
    -----------------------------------------        --------------
     (Address of principal executive offices)          (Zip Code)



      Registrant's telephone number, including area code: (212) 947-2960

Item 5. Other Events

Early Extinguishment of Portion of Miss Erika, Inc. Earn-Out

In September 1997, McNaughton Apparel Group Inc. (the "Company") acquired Miss Erika, Inc. ("Miss Erika"), a New York-based apparel manufacturer of moderate women's casual separates, for an initial purchase price of $24.0 million. In connection with the Company's acquisition of Miss Erika, the Company is required to pay an additional contingent payment in cash and/or the Company's common stock in the event that certain earnings targets are achieved by Miss Erika for the two fiscal years ending November 6, 1999. The aggregate contingent payment payable by the Company is equal to the amount by which four times the average of Miss Erika's earnings before interest expense, income taxes, depreciation and amortization, as defined in the Miss Erika purchase agreement, for the two fiscal years ending November 6, 1999, exceeds $24.0 million. At the Company's discretion, the Company may, subject to a maximum number of shares, pay all or any portion of such contingent payment in shares of common stock. The Miss Erika purchase agreement limits the number of shares of common stock payable by the Company to a number of shares which, after giving effect to their issuance, does not exceed 12% of the aggregate number of outstanding shares of common stock at the time of payment. The Company is required to make the contingent payment in February 2000.

On August 4, 1999, the Company retired 64.3% of the earn-out obligation payable to the sellers of Miss Erika for $10.0 million in cash. The portion of the earn-out obligation which was retired was owned by two investment funds and their affiliates who were interested in monetizing their portion of the contingent earn-out payment due to closure of the funds in which these investments were held. In connection with such retirement, the parties agreed: (a) the payment had to be all cash, therefore the Company would forego its ability to pay a portion of the payment in stock, and (b) the payment had to be made no later than August 6, 1999. The remaining earn-out obligation, representing 35.7%, continues to be governed by the original earn-out provisions. This remaining interest is held substantially by members of the current Miss Erika management team, none of whom desired to exercise the option of receiving a potentially discounted early payment of the contingent earn-out.

In order to effectuate the transaction, the Company was required to amend the Miss Erika purchase agreement dated as of August 29, 1997, the Indenture dated as of June 18, 1998 (the "Indenture") and the Amended and Restated Financing Agreement dated as of June 18, 1998, as amended (the "Financing Agreement").

On August 3, 1999, the Company executed the Amendment to the Miss Erika purchase agreement to provide for the early extinguishment of 64.3% of the earn-out obligation payable to the sellers of Miss Erika for $10.0 million in cash.

On August 3, 1999, the Company executed the First Supplemental Indenture, which amended the Indenture to provide for, among other matters, the early extinguishment of a portion of the outstanding earn-out obligation payable to certain of the sellers of Miss Erika and to restrict the amount of cash that may be paid with respect to the Company's earn-out obligation incurred in connection with its acquisition of Jeri-Jo Knitwear, Inc.

On July 29, 1999, the Company executed the Fourth Amendment to Amended and Restated Financing Agreement, to amend the Financing Agreement to permit the Company, among other matters, to make the early payment of the Miss Erika earn-out obligation and to settle the Company's lawsuit with Railroad Enterprises, Inc. ("Railroad") and Cutting Edge Services, Inc. ("Cutting Edge") in the manner described below.

Agreement with Railroad Enterprises, Inc. and Cutting Edge Services, Inc. and Settlement of Litigation

On August 9, 1999, the Company and Norton McNaughton of Squire, Inc ("Squire") settled the lawsuit commenced against them by Railroad Enterprises, Inc., Squire's finished goods distribution contractor, and Cutting Edge Services, Inc., Squire's domestic cutting contractor.

As part of the agreement that settled the lawsuit, Squire purchased certain assets of Railroad and Cutting Edge, including fixed assets, machinery and equipment at their facilities, and Railroad's and Cutting Edge's rights under their existing agreements with Squire. The purchase price was $5.5 million payable as follows: $3.0 million at closing; thereafter, $108,333.33 per month, payable at month-end from July 31, 1999 through March 31, 2000, and $508,333.33 per month payable at month-end from April 30, 2000 through May 31, 2000, $408,333.33 payable on June 30, 2000, and $100,000 payable on December 31, 2000.

As part of the same agreement, Squire's existing long-term agreements with Railroad and Cutting Edge were terminated. Squire has no further obligation to use Cutting Edge for its domestic cutting requirements. Railroad has agreed to manage the assets Squire purchased, to continue performing all receiving, warehousing and distribution services from Railroad's New Jersey facilities until Squire relocates such operations to South Carolina in the summer of 2000, and to bear all of the costs in connection therewith. Squire will receive a significant reduction in the warehousing and distribution rates charged by Railroad through June 2000. Squire has also retained Railroad to provide consulting services relating to the relocation of its warehouse and distribution facilities to South Carolina for a fee of $500,000 payable on a monthly basis over a one-year period.

In addition, as part of the same transaction, Cutting Edge and Railroad have agreed to obtain releases from their landlords of Squire's limited guarantees of Cutting Edge's and Railroad's warehouse leases. The purchase price will be reduced by the amount potentially due under the guarantees, which totals approximately $800,000, to the extent that those releases are not obtained. Squire's East Rutherford, New Jersey piece goods warehouse sublease from Cutting Edge will terminate no later than December 31, 1999, and Squire will have no further obligations thereunder.

Reference is made to the press releases issued on August 6, 1999 and August 11, 1999, attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information  and Exhibits

(c) Exhibit Index

2.1 Amendment to Agreement of Purchase and Sale dated as of June 30, 1999 to the Agreement of Purchase and Sale dated as of August 29, 1997 by and among Miss Erika, Inc., a Delaware corporation now known as Old ME Corp., Terbem Limited, a British Virgin Islands corporation, Bobst Investment Corp., a British Virgin Islands corporation, TCRI Offshore Partners C.V., a Netherlands Antilles corporation, TCR International Partners L.P., a Delaware limited partnership, Triumph Capital II, L.P., a Delaware limited partnership, Stuart Bregman, Howard Zwilling, Sidney Goldstein, Christian Baillet, ME Acquisition Corp., a Delaware corporation now known as Miss Erika, Inc., and Norton McNaughton, Inc., a Delaware corporation now known as McNaughton Apparel Group Inc. Schedules to this Agreement have been omitted and the Company shall furnish to the Securities and Exchange Commission a copy of any omitted schedule as supplemental information upon request.

2.2 Amendment dated as of June 17, 1999 to Agreement of Purchase and Sale dated as of April 15, 1998 by and among JJ Acquisition Corp., a Delaware corporation now known as Jeri-Jo Knitwear, Inc., Norton McNaughton, Inc., a Delaware corporation now known as McNaughton Apparel Group Inc., Jeri-Jo Knitwear, Inc. a New York corporation now known as JJK II, Inc., Jamie Scott, Inc., a New York corporation now known as JJK III, Inc. and the stockholders of Jamie Scott, Inc.

4.1 First Supplemental Indenture dated as of August 3, 1999 by and between McNaughton Apparel Group Inc., a Delaware corporation . formerly known as Norton McNaughton, Inc., Norton McNaughton of Squire, Inc., a New York corporation, Miss Erika, Inc., a Delaware corporation, Jeri-Jo Knitwear, Inc., a Delaware corporation formerly known as JJ Acquisition Corp., Norty's, Inc., a Delaware corporation, and United States Trust Company of New York, a New York banking corporation, as Trustee.

10.1 Fourth Amendment dated as of July 29, 1999 to Amended and Restated Financing Agreement dated as of June 18, 1999, as amended (the "Financing Agreement") by and among McNaughton Apparel Group Inc., a Delaware corporation formerly known as Norton McNaughton, Inc., Norton McNaughton of Squire, Inc., a New York corporation, Miss Erika, Inc., a Delaware corporation, Jeri-Jo Knitwear, Inc., a Delaware corporation formerly known as JJ Acquisition Corp., the Lenders form time to time party thereto, NationsBanc Commercial Corporation, as Collateral Agent for the Lenders , The CIT Group/Commercial Services, Inc., as Administrative Agent for the Lenders and Fleet Bank N.A., as Documentation Agent for the Lenders.

10.2 Guarantor Security Agreement dated as of July 29, 1999 by McNaughton Apparel Holdings Inc., a South Carolina corporation, in favor of NationsBanc Commercial Corporation, as Collateral Agent under the Financing Agreement.

10.3 Subsidiary Guaranty dated as of July 29, 1999 by McNaughton Apparel Holdings Inc., a South Carolina corporation, in favor of each of the Lenders from time to time party to the Financing Agreement and NationsBanc Commercial Corporation, as Collateral Agent under the Financing Agreement.

10.4 Agreement dated as of July 5, 1999 by and among Norton McNaughton of Squire, Inc., a New York corporation, Railroad Enterprises, Inc. a New Jersey corporation, and Cutting Edge Services, Inc., a New Jersey corporation.

99.1   Press Release dated August 5, 1999.

99.2   Press Release dated August 11, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   McNAUGHTON APAREL GROUP INC.
                                   ----------------------------
                                          (Registrant)


Date: August 12, 1999              By:/s/ Peter Boneparth
                                      -------------------------------
                                      Peter Boneparth
                                      Chief Executive Officer and Chief
                                      Operating Officer
                                      (Principal Executive and Operating
                                      Officer)